Exhibit 8.1

September 15, 2020

Enzon Pharmaceuticals, Inc.

20 Commerce Drive (Suite 135)

Cranford, New Jersey 07016

RE:    Enzon Pharmaceuticals, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States (“U.S.”) tax counsel to Enzon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1 (the “Registration Statement”), as filed with the Commission on September 1, 2020 and as it may thereafter be amended and supplemented, relating to the registration of a rights offering to acquire common stock and Series C Preferred Stock of the Company (the “Subscription Rights”).  This opinion is an exhibit to the Registration Statement.  In so acting, we have examined the Registration Statement, a tax representation letter of the Company of even date herewith (the “Tax Certificate”) and such other corporate records, documents, certificates and other instruments as we considered necessary or appropriate for the purposes of this opinion.

You have requested our opinion regarding certain U.S. federal income tax considerations to holders of our common shares who may become Subscription Rights holders by virtue of holding our common shares. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Registration Statement, (ii) the Tax Certificate, and (iii) such other documents, certificates, records, statements and representations made by the Company as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matter set forth in any of the foregoing.

In addition, we have assumed, with your permission, that (i) the statements and representations concerning the Company and its operations contained in the Registration Statement and the statements and representations contained in the Tax Certificate are true, correct and complete and will remain true, correct and complete at all relevant times, (ii) the authenticity of original documents submitted to us and the conformity to the originals of documents submitted to us as copies and (iii) any statement or representation contained in the Tax Certificate with the qualification “to the knowledge of,” or “is expected,” or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm that the statements of legal conclusions relating to matters of U.S. federal income tax law as set forth in the Registration Statement under the headings (i) “Questions and Answers Relating to the Rights Offering—What are the U.S. federal income tax consequences of receiving and/or exercising my Subscription Rights?”, (ii) “Rights Offering Summary—Material U.S. Federal Income Tax Considerations”, (iii) “Risk Factors—Risks Related to the Rights Offering—The receipt of Subscription Rights may be treated as a taxable dividend to you”, (iv) “Description of the Rights Offering—U.S. Federal Income Tax Treatment of Subscription Rights Distribution” and (v) “Material U.S. Federal Income Tax Considerations” (except as set forth in “Material U.S. Federal Income Tax Considerations—Taxation of Preferred Stock—Constructive and Actual Distributions with Respect to Shares of Preferred Stock”) constitute the opinions of Thompson Hine LLP with respect to the matters set forth therein as of the effective date of the Registration Statement.

Our opinions and the tax discussion as set forth in or incorporated by reference into the Registration Statement are based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

The foregoing opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Act. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion is limited to the laws of the U.S., and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion speaks as of the date hereof, and we assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7(a) of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Thompson Hine LLP
THOMPSON HINE LLP

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